                                                             EQUIPMENT PURCHASE,
                                                            SOFTWARE LICENSE AND
[LOGO OF BANK OF AMERICA]                                  MAINTENANCE AGREEMENT

--------------------------------------------------------------------------------

LITRONIC, INC.                      CONTRACT NO.:  98-11886
SUPPLIER
                                    EFFECTIVE DATE: April 20, 1999



     This EQUIPMENT PURCHASE, SOFTWARE LICENSE AND MAINTENANCE AGREEMENT ("Agreement") is entered into as of the Effective Date by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), a national banking association, and the above-named SUPPLIER, a California corporation, and consists of this signature page and the following attached documents, which are incorporated in full by this reference:


   SCHEDULE A, Special Terms & Conditions
   SCHEDULE B, General Terms & Conditions
   SCHEDULE C, Price, Payment & Delivery Terms
   SCHEDULE D, Product Specifications


     The rights of BofA set forth in this Agreement shall inure to all of its Affiliates. The parties warrant that their respective signatories are authorized to execute this Agreement as of the Effective Date.


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION,
                                          ON ITS OWN BEHALF AND AS AGENT FOR ITS
LITRONIC, INC. ("SUPPLIER")               AFFILIATES  ("BOFA")


SIGNATURE: /s/ Kris Sham                      SIGNATURE: /s/ Eric Stevens
          ------------------------                       ---------------------
NAME:     Kris Sham                                NAME: Eric Stevens
          ------------------------                       ---------------------
TITLE     President                               TITLE: Vice President
          ------------------------                       ---------------------

                                  SCHEDULE A
                         SPECIAL TERMS AND CONDITIONS


S-1. DEFINITIONS
     -----------

     (a) Affiliate - a business entity controlled by, controlling or under common control with a Party. Control exists when an entity owns or controls more than 50% of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of another entity.

     (b) Bank - BofA and its Affiliates, including without limitation, Nationsbank, N.A.

     (c) Business Day - any day other than a Saturday or Sunday on which BofA is open for business in California.

     (d)  Calling List - has the meaning specified in S-7(b).

     (e)  Compliance Date - has the meaning specified in S-16.

     (f)  Compliant Product - has the meaning specified in S-16.

     (g)  Correction - a modification to the Product to resolve one or more
Errors.

     (h) Customizations - modifications to the Software and new coding made at the request of Bank, together with related Documentation. "Initial Customizations" are those Customizations described in Schedule C-11.
                                                      -------------

     (i) Delivery Target Date - the respective date on which Supplier agrees to deliver Product to Bank. The "Delivery Date" is the respective date on which Supplier actually delivers Product to Bank.

     (j) Documentation - all user, technical and operating manuals necessary to enable Bank properly to install, use and maintain the Software (including any Update or Upgrades thereof) and Equipment.

     (k)  Equipment - has the meaning specified in Section 5.3.

     (l) Equipment Acceptance Date - the first Business Day after the day Bank accepts the Equipment or it is deemed accepted pursuant to Section S-6.
                                                        ---------------

     (m) Equipment Acceptance Period - the period commencing on the Installation Date and continuing for the number of days specified in Schedule C,
                                                                     ----------
as such period may be extended pursuant to Section S-6.
                                           -----------

     (n) Equipment Error - an instance of failure of the Equipment to be Operative. An Equipment Error is a Class 1 Error if it renders continued use of Equipment commercially infeasible. An Error is a Class 2 Error if it makes continued use of Equipment seriously inconvenient and substantially reduces its value to Bank. All other Errors are Class 3 Errors.

     (o) Equipment Installation Date - the date the Equipment has been properly installed.

     (p) Equipment Installation Site - the building or complex of buildings at which Bank installs the Equipment.

     (q)  Error - means a "Software Error" or an "Equipment Error".

     (r) IP Rights - all intellectual property rights, including copyrights, patents, trademarks, trade secrets, and other proprietary rights that are embodied in or used in connection with the Software.

     (s) Maintenance Fees - the fees for Maintenance Services set forth in Schedule C.
----------

     (t)  Maintenance Period - unless otherwise specified in Schedule C, the
                                                             ----------
Maintenance Period shall be Monday through Friday, 8:00 a.m. to 5:00 p.m., local San Francisco time, on all Business Days.

     (u)  Maintenance Services - the services described in Section S-7, and
                                                           -----------
any other services described in this Agreement or provided by Supplier hereunder.

     (v)  Maintenance Term - has the meaning specified in Schedule C.
                                                          ----------

     (w) Object Code - machine-readable computer instructions that can be executed by a computer.

     (x) Operative - conforming in all material respects to performance levels and functional specifications described in the Program Materials and in this Agreement.

     (y) Platform - the computer equipment and operating system which can execute the Object Code.

     (z) Product - means Software or Equipment, or both, as the context indicates.

     (aa) Profile - means an account record containing specific information about a customer, established prior to the issuance of a card of cards to such customer.

     (bb) Program Materials - Supplier's proposals to Bank, Documentation and any other documentation provided to Bank in connection with the Software or the Equipment, including without limitation that described in Schedule D.
                                                          ----------

     (cc) Project Manager - the individual appointed by a party who shall act as a liaison to the other party to this Agreement.

     (dd) Repair Period - the time period commencing when Bank reports an Error to Supplier and continuing for four hours or such other period as may be specified in Schedule C.
             ----------

     (ee) Service Release- a set of procedures or new program code that Supplier releases to correct Errors and which may include modifications to improve performance or a revised version or release of the Software which may incidentally improve its functionality, together with related Documentation.

     (ff) Software - Object Code that produces the results described in the Program Materials, together with the Documentation, all Corrections, Customizations and Updates and any Upgrades acquired by Bank pursuant to this Agreement, and, if licensed to Bank in this Agreement, the Source Code. Software includes both Bank Resident Software and Remote Client Software.

     (gg) Software Acceptance Date - the first Business Day after the day Bank accepts the Software or it is deemed accepted pursuant to Section S-6.

     (hh) Software Acceptance Period - the period commencing on the Installation Date and continuing for the number of days specified in Schedule C, as such
                                                        ----------
period may be extended pursuant to Section S-6.
                                   -----------

     (ii) Software Error - an instance of failure of the Software to be Operative. A Software Error is a Class 1 Error if it renders continued use of Software commercially infeasible. An Error is a Class 2 Error if it makes continued use of Software seriously inconvenient and substantially reduces its value to Bank. All other Errors are Class 3 Errors.

     (jj) Software Installation Date - the date the Software has been properly installed.

     (kk) Software Installation Site - the building or complex of buildings at which Bank installs the Software.

     (ll) Source Code - the human-readable code from which a computer can compile or assemble the Object Code of the Software, together with a description of the procedure for generating the Object Code.

     (mm) Time and Materials Rates - the rates specified in Schedule C that
                                                            ----------
Supplier may charge for services provided under this Agreement which are not covered by the Maintenance Fee, or if not so specified, Supplier's standard rates for such services.

     (nn) Update Release - a new version or release of computer programs licensed hereunder which Supplier makes generally available to its customers to improve the functionality of, or add functional capabilities to such computer programs, together with related Documentation. Update Releases shall include new programs which replace, or contain functionality similar to, the Software already licensed to Bank hereunder.

     (oo) Warranty Period - the time period specified in Schedule C commencing
                                                         ----------
on the respective Software Acceptance Date or Equipment Acceptance Date, as extended pursuant to paragraph S-15(a).

     (pp) Year 2000 Compliant - has the meaning specified in S-16.

S-2.  LICENSES
      --------

     S-2.1.    Bank Resident Software License:

               (a) Upon delivery of the Bank Resident Software, Supplier grants Bank a nonexclusive, nontransferable perpetual license which shall permit the Bank, subject to the restrictions in this Agreement to:

                    (i) Install the Bank Resident Software at the Installation Sites in Schedule C on any one computer for each copy
                             ----------
                    indicated in Schedule C. The Bank shall notify Supplier
                                 ----------
                    promptly when the Bank Resident Software is transferred to another Installation Site.

               (b) Subject to the limitations in subparagraph (i) of this Section S-2.1(a),

                    (i) Use, reproduce, perform and execute the Bank Resident Software for any internal Bank purpose, including for production, test, development, backup, training, archival and emergency purposes; and

                    (ii) Transfer the Bank Resident Software to any other Platform or Installation Site replacing that on which it was previously installed.

               (c) The Bank Resident Software is subject to the following additional restrictions:

                    (i)   Title to and ownership of the Bank Resident Software
                          shall remain with Supplier of its licensors;
                    (ii)  Bank shall not reverse engineer, reverse compile or
                          disassemble any part of the Bank Resident Software without the prior written consent of Supplier; and
                    (iii) Bank shall not remove, obscure or deface any
                          proprietary legend relating to the Bank Resident Software and shall include in each copy all proprietary notices contained in the Bank Resident Software.

     S-2.2     Remote Client Software License:

               (a) Upon delivery of the Remote Client Software, Supplier grants Bank a nonexclusive, nontransferable (except as specifically provided) perpetual license which shall permit the Bank subject to the restrictions in this Agreement to:

                    (i) Use, reproduce, perform and execute the Remote Client Software for any Bank purpose, including for production, test, development, backup, training, archival and emergency purposes, and for providing customer support.
                    (ii) Transfer the Remote Client Software to any other Platform or Installation Site replacing that on which it was previously installed.
                    (iii) License, sublicense, distribute and transfer to Bank customers pursuant to an end-user license agreement the Remote Client Software and all rights to the Remote Client Software that are provided to Bank under the terms of this Agreement. Such customer licenses shall survive termination of this Agreement.
                    (iv) Copy the Remote Client Software subject to the restrictions in Schedule C, for purposes of providing
                                          ----------
                          the Remote Client Software to Bank customers pursuant to (iii) above.
                    (v) Determine the royalty basis, if any, upon which the Remote Client Software will be provided to customers, and Bank shall have discretion to label the products as part of a Bank offering subject to the restrictions in subsection (b) below

     (b) The license for the Remote Client Software is subject to the following additional restrictions:

          (i) Title to and ownership of the Remote Client Software shall remain with Supplier or its licensors.
          (ii) Bank shall not reverse engineer, reverse compile or disassemble any part of the Remote Client Software without the prior written consent of Supplier.
          (iii) Bank shall not remove, obscure or deface any proprietary legend relating to the Remote Client Software and shall include in each copy all proprietary notices contained in the Software.
          (iv) Bank shall not license the Remote Client Software, except as in accordance with the terms of subsection (a) above.

S-3. EQUIPMENT PURCHASE
     ------------------

     Supplier agrees to sell, and Bank may purchase, on the terms and conditions set forth herein, the equipment listed on Schedule D, Section D-2 (the
                                          ----------  -----------
"Equipment") at the prices set forth in Schedule C.
                                        ----------


S-4. ORDERING, DELIVERY AND INSTALLATION
     -----------------------------------

     (a) To order Product, Bank shall issue Supplier a Purchase Order or other written authorization duly executed by its Technology Procurement Department, delivered in hard copy or facsimile, referring to this Agreement. Bank shall not be obligated to pay for Product in the absence of such Purchase Order.

     (b) Supplier shall deliver the Product to Bank and at no additional charge install the Product, except Supplier shall not be obligated to install the Remote Client Software, at the Installation Site in the presence of the Bank Project Manager identified in Schedule C, in accordance with the schedule
                              ----------
specified in Schedule C.
             ----------

     (c) Supplier shall be responsible for and shall bear any and all risk of loss or damage to the Product until delivery to the Installation Site.

S-5. DOCUMENTATION
     -------------

     (a) At no additional charge, Supplier shall deliver at the time of installation a set of Documentation for the Bank Resident Software and the Equipment and for every Customization and Update Release of the Bank Resident Software delivered to Bank. The Documentation shall describe fully the proper procedure for using the Software and the Equipment in accordance with this Agreement. Supplier shall deliver reasonable Documentation to allow Bank to install and use each Service Release and Update Release of the Bank Resident Sotware. Bank may use and reproduce for internal purposes all Documentation furnished by Supplier, including displaying the Documentation on Bank's intranet or other internal electronic distribution system.

     (b) Supplier shall deliver updated Documentation to Bank within 30 days after delivery of any Update Release or Customizations or any other occasion of issuance of Updated Documentation.

S-6. ACCEPTANCE
     ----------

     (a) During the Software Acceptance Period, Bank may perform whatever acceptance tests on the Software it may wish to confirm that the Software is Operative. For purposes of this Section, the Software shall be deemed Operative if it does not contain any Class 1 or Class 2 Errors. If Bank discovers during the Software Acceptance Period that any Software is not Operative, Bank shall notify Supplier of the deficiencies. Supplier, at its own expense, shall modify, repair, adjust or replace the Software to make it Operative within 15 days after the date of Bank's deficiency notice. Bank may perform additional acceptance tests during a period commencing when Supplier has delivered revised Software correcting all the deficiencies Bank has noted. This restarted Software Acceptance Period shall have a duration equal to that of the initial Software Acceptance Period. If the Software, at the end of the Software Acceptance Period, still is not Operative in Bank's judgment after consultation with Supplier, Bank may reject the Software and terminate this Agreement or, at its option, repeat the procedure in this paragraph as often as it determines is necessary. If Bank does not notify Supplier of acceptance or rejection of the Software, it shall be deemed accepted at the end of the Software Acceptance Period as extended pursuant to this paragraph.

     (b) Bank shall also use the procedure in this Section to determine acceptance of Customizations and Update Releases. If Bank finds an Update Release not to be Operative and rejects it, Bank shall have no obligation to pay for such Update Release, and Supplier shall continue to support the version or release of the Software that Bank has installed for at least six months after any such rejection.

     (c) During the Equipment Acceptance Period, Bank may perform whatever acceptance tests on the Equipment it may wish to confirm that the Equipment is Operative. For purposes of this Section, the Equipment shall be deemed Operative if it does not contain any Class 1 or Class 2 Errors. If Bank discovers during the Equipment Acceptance Period that any Equipment is not Operative, Bank shall notify Supplier of the deficiencies. Supplier, at its own expense, shall modify, repair, adjust or replace the Equipment to make it Operative within 15 days after the date of Bank's deficiency notice. Bank may perform additional acceptance tests during a period commencing when Supplier has delivered revised Equipment correcting all the deficiencies Bank has noted. This restarted Equipment Acceptance Period shall have a duration equal to that of the initial Equipment Acceptance Period. If the Equipment, at the end of the Equipment Acceptance Period, still is not Operative in Bank's judgment after consultation with Supplier, Bank may reject the Equipment and terminate this Agreement or, at its option, repeat the procedure in this paragraph as often as it determines is necessary. If Bank does not notify Supplier of acceptance or rejection of the Equipment, it shall be deemed accepted at the end of the Equipment Acceptance Period as extended pursuant to this paragraph.

S-7. MAINTENANCE SERVICES
     --------------------

     (a)  Maintenance Obligation; Price.  Supplier shall provide the Maintenance
          -----------------------------
Services described in this Section for the Software, Equipment, Customizations, Service Releases and Update Releases provided to Bank pursuant to this Agreement. After expiration of the Warranty Period, Bank shall pay for Maintenance Services during the Maintenance Period, the Maintenance Fee.

     (b)  As part of Maintenance Services, Supplier shall provide the following:

          (i) Help desk support available during the Maintenance Period via telephone number or e-mail. Help desk technicians shall be sufficiently trained and experienced to identify or resolve most support issues and shall respond to all Bank requests for support within 15 minutes after receiving a Bank request for assistance.

          (ii) To enable Bank to escalate its support requests for issues that cannot be resolved by a help desk technician or for circumstances where a help desk technician does not respond within the time specified, Supplier shall deliver to Bank and keep current a list of persons and telephone numbers, including pager numbers, (the "Calling List") for Bank to contact. The Calling List shall include (1) the first person to contact if a question arises or problem occurs, and (2) the persons in successively more responsible or qualified positions to provide the answer or assistance desired. If Supplier does not respond promptly to any request by Bank for telephone consultative service, then Bank may attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

     (c)  Error Correction.
          ----------------

          (i) For Class 1 Errors, Supplier shall provide a Correction or workaround reasonable in Bank's judgment within the Repair Period after Bank reports the Error, or within twelve hours if no other Repair Period is specified. These steps shall include assigning fully-qualified technicians to work with Bank without interruption or additional charge, until Supplier provides a Correction or workaround reasonable in Bank's judgment.

          (ii) For Class 2 Errors, Supplier shall take reasonable steps to provide a Correction or a workaround reasonable in Bank's judgment within one (1) Business Day after Bank reports the Error. These steps shall include assigning fully-qualified technicians to work with Bank during Bank's regular business hours until Supplier provides a workaround reasonable in Bank's judgment or a Correction or Bank determines after consultation with Supplier that such a workaround or Correction cannot be produced by Supplier's technicians.

          (iii) For Class 3 Errors, Supplier shall correct the Errors by all reasonable means. Supplier shall correct Software Class 3 Errors caused by the Object Code by modifying Source Code and distributing the modified Software to Bank no later than the next Update, unless Supplier has scheduled release of such Update less than ten (10) days after Bank's notice, in which case Supplier shall correct the Error no later than the following Update.

          (iv) Without limiting Supplier's obligations under this Section, if Supplier does not deliver a Correction for an Error within the times allowed by this Section (whether Supplier has delivered a reasonable workaround or not), Supplier shall provide instead, a written analysis of the problem and a written plan to supply Bank with a Correction.

     (d)  Remedies.
          ---------

          (i) If Supplier fails to provide a reasonable workaround or Correction for a Class 1 Error within the Repair Period, Supplier shall pay Bank, as liquidated damages for the costs Bank will incur as a result of the Class 1 Error and not as a penalty, the sum of 2/365 of the Maintenance Fees, expressed as an annual charge, for each additional day or part thereof (not to exceed 90 days) that Supplier fails to provide a reasonable workaround or a Correction for the Class 1 Error.

          (ii) If Supplier fails to provide a reasonable workaround in Bank's judgment or Correction for a Class 2 Error within three Business Days after Bank reports the Error, Supplier shall pay Bank, as liquidated damages for the costs Bank will incur as a result of the Class 2 Error and not as a penalty, the sum of 1/365 of the Maintenance Fees, expressed as an annual charge, for each additional day or part thereof (not to exceed 60 days) that Supplier fails to provide a reasonable workaround or a Correction for the Class 2 Error.

          (iii) In each case of Class 1 or Class 2 Errors for which Supplier does not deliver a reasonable workaround or Correction on the schedule called for in the preceding paragraphs (i) and (ii), respectively, Supplier shall also credit Bank the pro rata portion of Maintenance Fees that would otherwise be payable from the date Bank first reported the Error until Supplier provides a Correction, in recognition that Maintenance Services during that period have not achieved their objective. If Supplier fails to provide a Correction within 30 days after Bank first reported the Class 1 or Class 2 Error, Bank may terminate this Agreement for Supplier's material breach. Liquidated damages shall cease to accrue upon such termination.

          (iv) Without limitation of Supplier's obligations above, Bank may, at its option, use any previous version or release of the Software in which a Class 1 or Class 2 Software Error does not occur or can be worked around, and Supplier shall provide Maintenance Services at no charge, with respect to that version until Supplier provides a Correction.

          (v) The parties agree that the liquidated damages called for in this Section are reasonable in light of the harm that will be caused by such Errors, the difficulties of proof of loss and the inconvenience and infeasibility of otherwise obtaining an adequate remedy.

          (vi) Liquidated damages shall be excused to the extent Errors are caused by actions or omissions of Bank.

     (e)  Diagnostic Information.  At Supplier's reasonable request, Bank shall
          ----------------------
submit to Supplier a listing of output and such other data as Supplier reasonably may request in order to reproduce operating conditions similar to those present when Bank detected the Error.

S-8.  UPDATE RELEASES AND SERVICE RELEASES
      ------------------------------------

      (a) Supplier shall provide all Service Releases and Update Releases to Bank at no additional charge when such releases are made generally available to Supplier's other customers.

      (b) Supplier shall notify Bank as far in advance as reasonably possible, but in no event less than six (6) months prior to release, of all Update Releases and Software replacements/ phase-outs, and shall provide Bank all relevant release notes and other Documentation as soon as possible after notification.

      (c) Supplier shall continue to provide Maintenance Services on the terms and conditions of this Agreement for the version of Software Bank has installed for at least 24 months after Supplier makes an Update Release generally available to its customers.


S-9.  ADDITIONAL TERMINATION RIGHTS
      -----------------------------

      In addition to the rights of Bank under the Section entitled Default,
                                                                   -------
Survival,
--------

      (a) If Bank terminates this Agreement for material default by Supplier prior to acceptance of the Software, Bank shall be entitled to a full refund, within 30 days after notice of termination, of all license fees, Maintenance Fees and other fees paid hereunder, for such Software.

      (b) Bank may terminate this Agreement for convenience on at least 30 days prior written notice, and Bank shall have no further obligations under this Agreement, subject to the section entitled Default, Survival and payment of any
                                           -----------------
fees that accrued and were attributable to the period prior to the effective date of termination.

      (c) Bank may terminate Maintenance Services for convenience on at least 90 days prior written notice, and Bank shall then have no obligation to pay any additional Maintenance Fees, other than for Maintenance Services performed through the date of termination. Bank may terminate Maintenance Services for material default by Supplier, upon at least 30 days prior written notice to Supplier specifying the basis of the default. Upon such termination for default, Bank shall be entitled to a pro rata refund of all prepaid Maintenance Fees for the period after the date of termination.


S-10. TRAINING
      --------

Supplier shall provide at no additional charge the training classes called for in use, operation and maintenance of the Software Customizations and Equipment for Bank personnel on Bank premises on dates to be specified by Bank.


S-11. CUSTOMIZATIONS
      --------------

If Bank requests Customizations, Supplier shall perform them for Bank on the schedule and at the price set forth in Schedule C. Supplier shall retain all
                                       ----------
right, title and interest in the Customizations and related work in progress, all of which shall be deemed Software or Equipment under this Agreement when delivered to Bank. Customizations to Software or Equipment shall be subject to all provisions of this Agreement. If Bank rejects any Customization, Bank: (i) shall have no further obligation to pay for such Customization and shall receive a refund of all amounts previously paid for such Customization; and (ii) if Bank rejects the Initial Customizations, Bank may terminate this Agreement and receive a refund of all license fees paid and the pro rata portion of any prepaid Maintenance Fees for the period after the effective date of termination.

S-12.  FEES
       ----

Software license fees, fees for the Equipment, Customizations, Maintenance Fees and the method of payment are set forth in Schedule C.
                                           ----------


S-13.  ACCESS AND INSURANCE
       --------------------

       (a) Bank shall provide Supplier reasonable access to the Software and Equipment to provide installation and Maintenance Services, subject to the security regulations existing at the Installation Site.

       (b) Without in any way limiting Supplier's liability under this Agreement, Supplier shall maintain in force at all times the following insurance to protect Supplier and Bank from risk of loss. Supplier shall provide Bank with certificates of insurance evidencing these coverages and, upon demand, certified copies of policies and endorsements. Supplier shall name Bank as an additional insured on the Supplier's Commercial General Liability, Automobile Liability and Umbrella Insurance. Such insurance shall be in such form and with a company or companies acceptable to Bank and shall be written for not less than the following limits:

            (i) Workers' Compensation - statutory limits for state(s) in which Supplier's operations take place.

            (ii) Employer's Liability - minimum limits of $1,000,000 per occurrence.

            (iii) Commercial General Liability, including bodily injury, property damage and personal injury, as provided in the Insurance Services Office (ISO) form CG 00 01 dated 11/85 (or insurance company equivalent) with coverage of not less than $1,000,000 per occurrence. This insurance shall include contractual liability insurance coverage.

            (iv) Umbrella Liability coverage of not less than $2,000,000 per occurrence.

       (c) All insurance carried by the Supplier shall be primary without the right of contribution from any insurance carried by Bank. All policies shall provide that Bank will receive at least 10 days' written notice prior to any termination of insurance coverage. Supplier represents and warrants that any subcontractor of the services hereunder shall maintain the same insurance coverages as Supplier is obligated to maintain under the terms of this Agreement. Supplier shall not subcontract any services unless such written evidence of such insurance has been provided to and approved by Bank.

S-14.  EXPORT LAWS
       -----------

       Each party agrees that it will not knowingly (1) export or reexport, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement or any direct product of such technical data to; or (2) disclose such technical data for use in any destination to which such export or reexport is restricted or prohibited by U.S. or applicable non-U.S. law without obtaining necessary prior authorization from the U.S. Department of Commerce and other pertinent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.

S-15.  SUPPLIER'S LIMITED WARRANTY
       ---------------------------

       In addition to the other warranties contained in this Agreement, including those in the General Terms and Conditions, Supplier hereby represents and warrants that.

       (a) The Product shall be and shall remain Operative, from the Delivery Date through the end of the Warranty Period and so long as Supplier provides Maintenance Services for the Product. If the Product is not Operative at the expiration of the initial Warranty Period, the Warranty Period shall be extended until Supplier makes the Product Operative.

       (b) Supplier will perform Maintenance Services and any requested installation services in a timely, competent and professional manner using qualified, trained technicians familiar with the Product and its operation. Maintenance Services shall conform to or exceed the standards generally observed in the industry for similar services.

       (c) Supplier will develop any Customizations in a workmanlike manner, using qualified personnel familiar with the Product and its operation.

       (d) SUPPLIER'S EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The provisions of this Section shall survive any termination or expiration of this Agreement.


S-16.  YEAR 2000 COMPLIANCE WARRANTY
       -----------------------------

       (a) Supplier represents and warrants that the Product delivered or used pursuant to the Agreement (referred to in this Section as "Compliant Product") shall be "Year 2000 Compliant" as of the Compliance Date.

       (b)  "Year 2000 Compliant" means that:

            (i) Compliant Product will accept, process and output data containing any dates falling in the range from 1900 through 2037 without loss of any functionality or any other processing anomalies, e.g., error or interruption, arising from or relating to the fact that a date occurs on or after September 9, 1999;

            (ii) Compliant Product will correctly interpret and process every date that other Software/hardware may deliver to the Compliant Product in the course of processing data, as long as the date delivered conforms to the requirements of the Compliant Product, and it will deliver to interfacing Software/hardware data that conform to a four-digit year date format unless otherwise agreed; and

            (iii) determination of whether a year is a leap year is made in accordance with the Gregorian calendar.

       (c) Supplier shall notify Bank, within 60 days after the date this Agreement is fully executed, of the first date ("Compliance Date") on which all Compliant Product it has supplied or will supply to Bank or any of its Affiliates in fact will be Year 2000 Compliant, which shall not be later than the Effective Date of this Agreement. Supplier's representation and warranty shall be renewed as of the Compliance Date and be a continuing warranty for any Product that Supplier provides to Bank or any Affiliate.

       (d) Within 15 days after Bank's written request, which shall not be more frequent than four times per year, Supplier shall report in writing its progress
(a) toward making Compliant Product in fact Year 2000 Compliant by the Compliance Date and (b) in carrying out its plan to be Year 2000 Ready, including its then-current assessment of the date that it will be Year 2000 Ready. "Year 2000 Ready" means that Supplier will be able, notwithstanding the Year 2000 Problem, to fulfill its obligations under this Agreement before and after the change from the 20th to the 21st century without delay or degradation of performance or quality.

       (e) Supplier shall notify Bank, within 60 days after the date this Agreement is fully executed, of the date format Supplier will use externally to achieve Year 2000 Compliance and of the date format Supplier will use for any automated interface with Bank. Both formats shall be a four-digit year format unless otherwise agreed.

       (f) Notwithstanding any liability limitations set forth in this Agreement, Supplier shall provide Bank, at no additional charge, with any Service Release or Update Release, including engineering changes, etc., of Compliant Product which prevent or correct a breach of the warranties in this Section. At no additional charge, Bank shall have the right to the number of copies of new versions, Update Releases or Service Releases of Software that is equal to the number of copies of Software licensed or maintained pursuant to this Agreement at the time Supplier makes such new version, update release or service release of Software available to its customers.

       (g) Supplier represents and warrants that it has implemented a plan and process to ensure that it will be Year 2000 Ready no later than December 31, 1998.

       (h) Within 15 days after the date this Agreement is fully executed, Supplier shall deliver to Bank in writing a copy of its plan for becoming Year 2000 Ready, including milestone dates and requirements, if any, for testing its systems with Bank. Unless otherwise agreed, this plan shall be Confidential Information. The provisions of this Section shall survive any termination or expiration of this Agreement.

S-17.  ENTIRE AGREEMENT
       ----------------

       (a) This Agreement constitutes the final expression and the complete and exclusive statement of the agreement between Bank and Supplier, and as of its date supersedes all prior agreements, communications, negotiations, representations and proposals, written or oral, relating to its subject matter. Neither party shall be bound by or liable to the other party for any representation, promise or inducement made by any agent or person in the other's employ which is not embodied in this Agreement.

       (b) If any conflict exists or arises among the documents constituting this Agreement, the terms of Schedule B, General Terms and Conditions, shall
                             ----------
prevail under all circumstances. The terms in Schedule C shall prevail over the
                                              ----------
terms in any other Schedule, except Schedule B. The terms of any other Schedule
                                    ----------
shall prevail over the terms in Schedule A, Special Terms and Conditions.
                                ----------

       (c) Unless defined in a Schedule for purposes of that Schedule, defined terms used in any Schedule shall have the same meaning as in the Special Terms and Conditions. Capitalized terms undefined in the Special Terms and Conditions shall have the meanings assigned in any Schedule.

                                  SCHEDULE B
                         GENERAL TERMS AND CONDITIONS


G-1.  DEFINITIONS
      -----------

      (a) Product - equipment, firmware, system designs, computer programs and program materials, including any part thereof, customizations, maintenance services, documentation, training and any other goods or services this Agreement calls for Supplier to furnish or Supplier furnishes.

      (b) Purchase Order - Bank's written instrument delivered to Supplier to order the Product called for by this Agreement.

      (c) Affiliate - a business entity controlled by, controlling or under common control with a party. Control exists when an entity owns or controls more than 50 % of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of another entity.

      (d) All defined terms not otherwise defined in these General Terms and Conditions shall have the meanings given them in the Special Terms and Conditions or any Schedule in which they are defined.


G-2.  CONFIDENTIALITY
      ---------------

      (a) The parties acknowledge that all information (including the terms and conditions hereof) of a material nature marked as confidential and disclosed by either party to the other or coming to the attention of either party or its employees, officers, agents or advisors ("Representatives") during the course of work pursuant to the terms of this Agreement, shall be Confidential Information. Confidential Information constitutes a valuable asset of and is proprietary to the party disclosing or originally possessing it. Supplier also acknowledges that Bank, as a bank, has a responsibility to its customers to keep their records strictly confidential. Supplier and its Representatives shall keep strictly confidential any Bank customer records which are disclosed or of which it or they become aware. Neither party shall disclose Confidential Information or knowingly permit its Representatives to disclose Confidential Information to any person other than its Affiliates or Representatives or to any person among its Affiliates and Representatives not having a specific need to know in performance of the work. Each party shall take reasonable care to insure fulfillment of this obligation, including instructing its Representatives not to sell, lease, assign, transfer, use outside their scope of employment or reveal any Confidential Information or Bank customer information without prior written consent of the other party. Supplier shall obtain the written agreement of its Affiliates and Representatives who will receive Bank customer records or other Confidential Information to conform to Supplier's obligations under this Section.

      (b) If a subpoena or other legal process in any way concerning information disclosed in connection with this Agreement is served upon the recipient of such Confidential Information ("Recipient"), the Recipient shall notify the disclosing party ("Discloser") promptly, and the Recipient shall cooperate with the Discloser, at the Discloser's expense, in any lawful effort to contest the validity of such subpoena or other legal process.

      (c) This Section will in no way limit either party's ability to satisfy any governmentally required disclosure of its relationship with the other party, or Bank's ability to satisfy any requests or demands generated in the course of audits of Bank or Bank's parent or Affiliates, or requests or demands generated by National Bank Examiners or Bank's attorneys or auditors.

      (d) The obligations of confidentiality in this Section shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Agreement or information rightfully received by a party from a third party without the obligation of confidentiality.

      (e) If any item furnished by Supplier (or plan, design or specification for producing the same) has been specifically designed, developed or modified by Supplier for Bank at Bank's request or expense, then no such item, plan, design or specification shall be duplicated or furnished to others by Supplier without Bank's prior written consent. All copies of such item including the original (or plan, design or specification for producing the same), and all of Bank's Confidential Information shall be returned to Bank upon request or upon termination or expiration of this Agreement.

      (f) Supplier shall not use any name or logo of, or refer directly or indirectly to, Bank or any of its Affiliates in any advertising, sales presentation, news release, release to any professional or trade publication or for any other purpose without Bank's prior written approval.


G-3.  NONDISCLOSURE
      -------------

      (a) Bank may provide the Product to its own employees and those of any of its Affiliates who have the need to know in exercising Bank's right to use the Product.

      (b) Bank or an Affiliate may disclose the Product to contractors for the purpose of further handling, processing, modifying and adapting the Product for the exclusive use of Bank or its Affiliates, provided that such contractors have agreed to observe in substance the obligations of Bank set forth in the Section entitled Confidentiality.

      (c)  Any other disclosure requires Supplier's prior written consent.


G-4.  INFRINGEMENT WARRANTY AND INDEMNITY
      -----------------------------------

      (a) Supplier warrants that sale, licensing or use of any Product or any part thereof furnished under this Agreement, including but not limited to Software, Equipment, system design, equipment or documentation, shall not infringe upon any patent, copyright, trade secret or other proprietary right of any third party ("Intellectual Property Right"). Supplier shall defend or settle at its expense any claim, suit or proceeding arising from or alleging infringement of any Intellectual Property Right by Product or part thereof furnished under this Agreement. Supplier shall indemnify and hold Bank harmless from and pay any and all losses, costs and damages, including royalties and license fees, reasonable counsel fees and allocated cost of Bank's in-house counsel attributable to such claim, suit or proceeding. Bank shall give Supplier prompt notice of, and the parties shall cooperate in, the defense of any such claim, suit or proceeding, including appeals, negotiations and any settlement or compromise thereof, provided that Bank shall approve the terms of any settlement or compromise.

      (b) If any Product or part thereof furnished under this Agreement, including, without limitation, software, service, system design, equipment or documentation, becomes, or in Bank's or Supplier's reasonable opinion is likely to become, the subject of any claim, suit, or proceeding arising from or alleging infringement of, or in the event of any adjudication that such Product or part thereof infringes on, any Intellectual Property Right, Supplier, at its own expense shall take the following actions in the listed order of preference:

           (i) secure for Bank the right to continue using the Product or part thereof; or if commercially reasonable efforts are unavailing.

           (ii) replace or modify the Product or part thereof to make it noninfringing; provided, however, that such modification or replacement shall not degrade the operation or performance of the Product.

      (c) This indemnity shall not extend to any claim of infringement resulting from Bank's unauthorized modification of Product or from use or incorporation of Product in a manner for which the Product is not designed with products not provided by Supplier or by or for Bank with Supplier's approval.


G-5.  DAMAGE TO BANK SYSTEMS
      ----------------------

The Product and any media used to distribute it contain no computer instructions, circuitry or other technological means ("Harmful Code") whose purpose is to disrupt, damage or interfere with Bank's use of its computer and telecommunications facilities for their commercial, test or research purposes. Harmful Code shall include, without limitation, any instrumentality that will cause the Software or Equipment to cease to operate or to fail to conform to its specifications upon (i) use by more than the licensed number of users or (ii) termination or expiration of this Agreement, unless otherwise expressly provided.


G-6.  QUIET ENJOYMENT
      ---------------

      (a) During the term of this Agreement, Bank may use Product without disturbance, subject only to its obligations to make the payments required by this Agreement. Supplier represents that this Agreement is not subject or subordinate to any right of Supplier's creditors, or if such subordination exists, the agreement or instrument creating it provides for nondisturbance of Bank as long as it shall not be in default hereunder.

      (b) Supplier warrants that it has full power and authority to grant the rights herein granted without the consent of any other person. Supplier will indemnify Bank and hold it harmless from and against any loss, cost, liability or expense (including reasonable attorneys' fees and allocated cost of Bank's in-house counsel) arising out of any breach or claimed breach of this warranty.

G-7. DEFAULT, SURVIVAL
     -----------------

     (a) If either party fails to observe, keep or perform any material term or condition of this Agreement, the other party may terminate this Agreement. The party seeking to terminate this Agreement shall give the other party at least thirty days' prior written notice of any of the foregoing claimed to be a basis for termination, and the Agreement shall terminate on the date specified in the notice if the party receiving the notice has by then failed to correct or remedy the situation. The party charged with material breach may initiate the procedures of the Section entitled Dispute Resolution.

     (b) If a voluntary or involuntary petition is commenced by or against Supplier under the United States Bankruptcy Code (Title 11, U.S. Code, referred to hereafter as the "Code"), or Supplier becomes insolvent, or any substantial part of Supplier's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, or a receiver should be appointed for Supplier, Bank may terminate this Agreement by following the procedure of the preceding paragraph G-7(a). The parties agree that all software delivered pursuant to this Agreement and the documentation therefor constitute "intellectual property" under Section 101(35A) of the Code (11 U.S.C.
(S) 101(35A)). Supplier agrees that if it, as a debtor-in-possession, or if a trustee in bankruptcy for Supplier, in a case under the Code, rejects this Agreement, Bank may elect to retain its rights under this Agreement as provided in Section 365(n) of the Code. Bank, and any intellectual property rights, licenses or assignments from Supplier of which Bank may have the benefit, shall receive the full protection granted to Bank by applicable bankruptcy law.

     (c) The licenses granted in this Agreement shall not terminate for any reason unless Bank fails to pay in full the undisputed portion of license fees for the Software or Bank terminates this Agreement and returns, or certifies destruction of, the Software to Supplier.

     (d) All provisions of this Agreement which by their nature must survive termination in order to achieve the fundamental purposes of this Agreement, including, without limitation, paragraph G-7(b) and the provisions of the Sections entitled Confidentiality, Infringement Warranty and Indemnity, Arbitration, Attorneys' Fees, Notices, Limitation of Liability, Warranty and Miscellaneous shall survive any termination or expiration of this Agreement.


G-8. LIMITATION OF LIABILITY
     -----------------------

     (a) Supplier and Bank each indemnifies the other from any claim or damages due to the injury or death of any individual, or the loss or damage to real or tangible personal property, resulting from the acts or omissions of the indemnifying party, its agents or employees.

     (b) Neither party shall be liable to the other hereunder for any special, indirect, consequential or exemplary damages, including, but not limited to, lost profits, even if the parties have knowledge of the possibility of such damages, except with respect to claims under the provisions of this Agreement regarding indemnification.

     (c) NOTWITHSTANIDNG ANY OTHER PROVISIONS OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY HEREUNDER EXCEED TWO HUNDRED THOUSAND DOLLARS ($200,000), EXCEPT THIS

LIMIT SHALL NOT APPLY TO CLAIMS UNDER THE SECTIONS TITLED PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY AND SUBSECTION G-8 (A) ABOVE.


G-9.  FORCE MAJEURE
      -------------

      (a) No failure, delay or default in performance of any obligation of a party to this Agreement shall constitute an event of default or a breach of this Agreement, to the extent that such failure to perform, delay or default arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with failure, delay or default; including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute; flood; war; riot; theft; earthquake and natural disaster. The affected party shall take action to minimize the consequences of any such cause. Either party desiring to rely upon any of the foregoing as an excuse for failure, default or delay in performance shall, when the cause arises, give to the other party prompt notice in writing of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party. This Section shall in no way limit the right of either party to this Agreement to make any claim against third parties for any damages suffered due to said causes.

      (b) If any performance date under this Agreement is postponed or extended pursuant to this Section for longer than 60 calendar days, Bank may, by written notice given during the postponement or extension, terminate Supplier's right to render further performance after the effective date of termination without liability for that termination.


G-10. TAXES
      -----

Bank shall pay or reimburse Supplier for sales and use taxes, where applicable, and any other governmental charges levied, imposed or assessed on Product furnished to Bank or on this Agreement, excluding, however, ordinary personal property taxes assessed against or payable by Supplier, taxes based upon Supplier's net income and Supplier's corporate franchise taxes. Alternatively to such payment or reimbursement, Bank may satisfy its obligation in this Section by providing Supplier with an applicable exemption certificate.
Supplier shall furnish Bank with invoices showing separately itemized amounts due under this Section. If Bank pays or reimburses Supplier under this Section, Supplier hereby assigns and transfers to Bank all of its right, title and interest in and to any refund for taxes paid. Any claim for refund of taxes against the assessing authority may be made in the name of Bank or Supplier, or both, at Bank's option. Bank may initiate and manage litigation brought in the name of Bank or Supplier, or both, to obtain amounts paid under this Section. Supplier shall cooperate fully with Bank in pursuing any refund claims, including any related litigation or administrative procedures.


G-11. ASSIGNMENT
      ----------

Neither party shall assign any of its rights nor delegate any of its obligations under this Agreement without the prior written consent of the other party, provided that Bank may assign its rights and benefits and delegate its duties and obligations under this Agreement to its Affiliates. Supplier shall not subcontract any of its rights and obligations hereunder to one or more third parties without Bank's prior written approval. Any prohibited assignment or delegation shall be null and void.

G-12.  DISPUTE RESOLUTION
       ------------------

The following procedure will be adhered to in all disputes arising under this Agreement which the parties cannot resolve informally. The aggrieved party shall notify the other party in writing of the nature of the dispute with as much detail as possible about the deficient performance of the other party. The Project Managers shall meet (in person or by telephone) within seven days after the date of the written notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties. The Project Managers shall produce a report about the nature of the dispute in detail to their respective management. If the Project Managers are unable to agree on corrective action, senior managers of the parties having authority to resolve the dispute without the further consent of any other person ("Management") shall meet or otherwise act to facilitate an agreement within 14 days of the date of the written notification. If Management cannot resolve the dispute or agree upon a written plan of corrective action to do so within seven days after their initial meeting or other action, or if the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may request arbitration as provided for in this Agreement. Except as otherwise specifically provided, neither party shall initiate arbitration, mediation or litigation unless and until this dispute resolution procedure has been employed or waived.


G-13.  ARBITRATION
       -----------

       (a) Mandatory Arbitration. Any controversy or claim between or among the parties, including, but not limited to, those arising out of or relating to this Agreement or any agreements or instruments relating hereto and any claim based on or arising from an alleged tort, shall at the request of a party be determined by arbitration. The arbitration shall be conducted in San Francisco, California in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the auspices and rules of the American Arbitration Association then in effect. Each party may serve a single request for production of documents. If disputes arise concerning these requests, the arbitrators shall have sole and complete discretion to determine the disputes. The arbitrators shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. The arbitrators shall deliver a written opinion setting forth findings of fact, conclusions of law and the rationale for the decision. The arbitrators shall reconsider the decision once upon the motion and at the expense of a party. The Section of this Agreement entitled Confidentiality shall apply to the arbitration proceeding, all evidence taken and the opinion, which are the Confidential Information of both parties. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party to submit the controversy or claim to arbitration if the other party contests such action for judicial relief.

       (b) Provisional Remedies. No provision of this Section G-13. Arbitration shall limit the right of a party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of a remedy does not waive the right of either party to resort to arbitration.

G-14.  ATTORNEYS' FEES
       ---------------

If a legal action or arbitration proceeding is commenced in connection with any dispute under this Agreement, the prevailing party, as determined by the court or arbitrators, shall be entitled to recover from the other attorneys' fees, costs and necessary disbursements actually incurred (including allocated fees and costs for in-house legal services), in connection with such action or proceeding.


G-15.  RELATIONSHIP OF THE PARTIES
       ---------------------------

The parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the parties hereunder shall be deemed to create an agency, partnership, employment or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other party. Neither party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other party.


G-16.  AMENDMENT
       ---------

No changes, amendments or modifications of any of the terms or conditions of this Agreement shall be valid unless made by an instrument in writing signed by both parties.


G-17.  NOTICES
       -------

Any notice sent pursuant to this Agreement shall be sent by certified first class mail, return receipt requested, postage prepaid, or other receipted express delivery service to the addresses specified in Schedule C.


G-18.  COMPLIANCE WITH LAWS
       --------------------

       (a) Supplier represents that it will comply with the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunity and the rules and regulations issued pursuant thereto and are hereby incorporated into this Agreement, unless exempted.

       (b) Supplier shall comply with all applicable federal, state and local laws, regulations and ordinances, including, but not limited to, the regulations of the United States Government as they relate to this Agreement and the Product. If a charge of noncompliance with those laws or regulations is brought against Supplier in connection with this Agreement or the Product, Supplier shall promptly notify Bank of the charge in writing.


G-19.  SUPPLIER DIVERSITY & ENVIRONMENTAL POLICIES
       -------------------------------------------

       (a) Supplier acknowledges that it is Bank's policy to encourage each party with which it enters into an agreement for the provision of goods or services to use, consistent with the efficient performance of such agreements:

            (i) business enterprises more than 50% of which are owned by minorities, women and disabled veterans or other persons with disabilities (each a "MWDVBE") as suppliers and subcontractors to such person; and

            (ii) recycled paper goods and to implement and adhere to other environmentally beneficial policies and practices.

       (b) Supplier may obtain Bank's guidelines pertaining to environmentally beneficial policies and practices (the "Environmental Principles") by writing to: Bank of America, Environmental Policies and Programs, #15800, P.O. Box 37000, San Francisco, CA 94137.

       (c) Supplier shall provide to Bank a written description of its policies and procedures regarding its use of MWDVBEs in Supplier's business and the implementation of environmentally beneficial practices in its business.

       (d)  Supplier shall deliver the reports called for herein to:

                    Bank of America NT&SA
                    Technology Procurement #13411
                    P.O. Box 37000
                    San Francisco, CA 94137

G-20.  WARRANTY
       --------

       (a)  Supplier represents and warrants that:

            (i) At all times during the term of this Agreement the Products or services Supplier provides will comply with all applicable laws and regulations.

            (ii) Supplier shall provide its services it in a competent manner using qualified and trained personnel.

            (iii) Products and services provided to Bank will at all times and in all material respects conform to the specifications set forth in the applicable documentation.

            (iv) Supplier has all necessary power and authority to grant Bank the rights granted and to perform all of its obligations in this Agreement without the further consent of any other person. Supplier will indemnify Bank and hold it harmless from and against all claims, losses, costs, liabilities, damages and expenses, including reasonable attorneys' fees and, without duplication, allocated costs of Bank's in-house counsel, arising out of any breach or claimed breach of this warranty.

       (b) THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

G-21.  MISCELLANEOUS
       -------------

       (a) Wherever this Agreement requires either party's approval, consent or satisfaction, the response shall not be unreasonably withheld or delayed.

       (b) Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

       (c) Neither party's officers or employees, agents or contractors shall be deemed officers, employees, agents or contractors of the other party for any purpose.

       (d) No delay, failure or waiver of either party's exercise or partial exercise of any right or remedy under this Agreement shall operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy.

       (e) If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

       (f) This Agreement may be executed by the parties in one or more counterparts, and each of which when so executed shall be an original, but all such counterparts shall constitute one and the same instrument.

       (g) This Agreement is entered into in and shall be governed by the internal laws and not the laws regarding conflicts of laws of the State of California. Software and Equipment each shall be deemed "goods" for purposes of the Uniform Commercial Code. The parties agree to waive the application of the United National Convention on International Contracts for the Sale of Goods.

       (h) The remedies under this Agreement shall be cumulative and not exclusive, and the election of one remedy shall not preclude pursuit of other remedies. In arbitration a party may seek any remedy generally available under the governing law.

                                  SCHEDULE C
                       PRICE, PAYMENT AND DELIVERY TERMS


C-1.  INVOICES
      --------

      (a) Supplier invoices shall be submitted to:

                             Bank of America
                             Corporate General Accounting
                             Department #3707
                             P. O. Box 37000
                             San Francisco, CA  94137

A copy shall be submitted to Bank's Project Manager.

      (b) Unless otherwise stated, all charges shall be invoiced when incurred, provided, however, that for each Software Product, no charges shall be invoiced prior to the Acceptance Date of such Product. Supplier's valid invoice shall be due and payable in full thirty (30) days from the date of receipt.

      (c) All Supplier invoices must contain the following data elements:

                         1)  Purchase Order number
                         2)  Agreement number
                         3)  Charge unit number
                         4)  Inventory (delivery) unit number
                         5)  Supplier name and address
                         6)  Description and release number
                         7)  Price per line item and extended totals


C-2.  TERM FOR ORDERING
      -----------------

      (a)  SOFTWARE

           Bank may order Software on the terms and conditions of this Agreement for one (1) year from the Effective Date.

      (b)  EQUIPMENT

           Bank may order Equipment on the terms and conditions of this Agreement for one (1) year from the Effective Date.

      (c)  MAINTENANCE SERVICES

           The Maintenance Term shall be one (1) year commencing on the day after the last day of the Software Warranty Period. Thereafter, the Maintenance Term shall automatically renew for successive one (1) year periods on the terms and conditions of this Agreement unless Bank terminates

Maintenance Services pursuant to this Agreement. During the initial Maintenance Term and any renewal term, Maintenance Fees shall be paid in the increments described below under Payment Terms.
                      -------------


C-3.  PAYMENT TERMS
      -------------

      (a)  LICENSE FEES.  Unless otherwise provided in this Schedule:

           (i) fifty percent (50%) of the license fees for Software may be invoiced after execution of this Agreement,

           (ii) an additional thirty percent (30%) may be invoiced after the Installation Date, and

           (iii) the remaining twenty percent (20%) may be invoiced after the Acceptance Date.

      (b) MAINTENANCE FEE. The Maintenance Fee shall be invoiced annually in advance, on or after the first day of each Maintenance Term.


C-4.  PRICE LIST
      ----------

      (a)  Software License Fees.

           BANK RESIDENT SOFTWARE
           One (1) Litronic Basic Package, inclusive of one copy                 $15,000
           of each of the following:

           Litronic Profile Manager
                   Litronic Key Generation Module
                   Litronic Administrator Authentication Module
                   Litronic SmartCard Issuance Module
                   Litronic Certificate Module
                   Litronic Custom Data Object Module
                   Litronic Data I/O Module
                   Litronic Online/Update Module
                   Litronic/VeriSign Interface

           One (1) Disaster Copy of Litronic Basic Package                       Included in the above price

           BANK RESIDENT SOFTWARE                                                $ 5,000
           One (1) Litronic Unblock PIN Service Module

           One (1) Disaster Copy of Litronic Unblock PIN Service                 Included in the above price
           Module

           BANK RESIDENT SOFTWARE                                                $10,000
           One (1) Litronic Certificate Service Module

           One (1) Disaster Copy of Litronic Certificate Service                 Included in the above price
           Module

           REMOTE CLIENT SOFTWARE                                                No additional charge

           One (1) NetSign PRO(TM) consisting of
                   One (1) Cryptos and
                   One (1) Jcryptos

           One (1) Disaster Copy of NetSign PRO(TM)                              No additional charge

(b)        Initial Customizations Fees.

           BANK RESIDENT SOFTWARE
           SmartCard Issuance Customization                                               $ 4,000
           Custom Data Object Customization                                               $ 4,000
           Data I/O Customization                                                         $ 8,000
           Unblock PIN Service Customization                                              $ 4,000
           Certificate Service Customization                                              $ 9,000
           REMOTE CLIENT SOFTWARE
           NetSign PRO(TM) Customization                                                  $ 9,400
                                                                                          -------
                                                              TOTAL                       $38,400

(c)        Equipment: Litronic Readers/
           SmartCard: Schlumberger 4K Cryptoflex

           Quantity           Description                                                 Price
           ---------          -----------                                                 -----

           Ten (10)           User SmartCards                                             No additional charge
           Three (3)          Security Officer SmartCards                                 No additional charge
           Four (4)           Litronic 210 Readers                                        No additional charge


(d)        Maintenance Fee.
           (i)   During the Maintenance Period:                                  12% of the License Fees, excluding
                                                                                 Customizations.

           (ii)  Outside the Maintenance Period                                  At the Time and Materials Rate

(e)        Time and Materials Rate
                 (i)  if performed at Supplier site                              (i)$135.00 per hour

                 (ii) if performed at Bank site                                  (ii)$2000.00 per day/one day minimum

--------------------------------------------------------------------------------
                                   EXHIBIT I
                                 TO SCHEDULE C
        EQUIPMENT PURCHASE, SOFTWARE LICENSE AND MAINTENANCE AGREEMENT


                       SMART CARD - DIGITAL CERTIFICATE
                             REQUIREMENTS DOCUMENT






                                Bank of America

                     Smart Card Product Development #10039
                               201 Third Street
                               San Francisco, CA

                                March 10, 1999





                                  Version 1.1






                         CLASSIFICATION: CONFIDENTIAL
                               INTERNAL USE ONLY




                                                Doc: SC Digital Cer: Requirement
                                                            Date: March 10, 1999

--------------------------------------------------------------------------------

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------

                               Table of Contents

1.   Description of Pilot Program............................................   3
  a.  Goal...................................................................   3
  b.  Smartcard Issuance.....................................................   3
  c.  Registration...........................................................   3
  d.  Maintenance............................................................   3
2.   Smartcard Issuance System - Functional Requirements.....................   5
  a.  Import.................................................................   5
  b.  PINs...................................................................   5
  c.  Smartcard Initialization...............................................   5
  d.  Smartcard Printing.....................................................   5
  e.  Export.................................................................   6
3.   Client-side Web Access Software - Functional Requirements...............   7
  a.  System must include the following components:..........................   7
  b.  System requirements:...................................................   7
  c.  Installer Requirements.................................................   7
4.   Remote Certificate Replacement Module - Functional Requirements.........   9
  a.  System Requirements....................................................   9
5.   Remote Unblock PIN Module - Functional Requirements.....................   9
6.   Computer System Requirements............................................  10
  a.  Client Computer........................................................  10
  b.  ProFile Manager Computer...............................................  11
  c.  Web Server Computer....................................................  11
  d.  Customer Service Computer..............................................  11




--------------------------------------------------------------------------------

Classification: Confidential        Page 2

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------

1.   DESCRIPTION OF PILOT PROGRAM

     A.   GOAL

          To create a pilot program testing the feasibility of using smartcards with digital IDs to provide secure access and client authentication to Bank of America's On-line Banking Services. Banking Services are not defined for pilot, but will be defined for production roll-out.

          The purpose of this project is to deploy digital certificates on SmartCards and to determine the feasibility of performing this on a large scale and to what degree we can use the digital certificate to authenticate a user/client.

     B.   SMARTCARD ISSUANCE

          1) Clients are chosen for Pilot Program
          2) User Information are imported or hand-entered into Smartcard Issuance System
          3) Random PIN for smartcard access is determined
          4) Personalized Smartcard is issued with a 60-day temporary (unregistered) Bank of America branded VeriSign certificate
          5) Smartcard, Client-side Web Access software, and instructions are delivered to Client
          6) PIN is delivered to Client

     C.   REGISTRATION

          1) Client installs smartcard reader and software
          2) Client goes to Bank of America registration website
          3) Client must insert smartcard (unregistered) in reader and enter PIN in order to gain access to the registration website.
          4) Client must additionally provide Banking Services user ID and password to authenticate himself to Bank of America registration website
          5) Registration process begins
          6) Client's temporary digital ID is replaced with a one year, registered Bank of America branded VeriSign digital ID
          7) Upon completion of registration, client is directed to the Bank of America On-line Banking Website
          8) Client must insert smartcard (registered) in reader and enter PIN in order to gain access to the On-line Banking Website

     D.   MAINTENANCE

          1) If a client blocks their PIN, they may contact a designated Bank of America Representative who can assist them with unblocking their PIN over the phone.
          2) Client runs PIN Unblock (client-side) application

--------------------------------------------------------------------------------
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                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------

      3) A random code is generated
      4) Bank Representative runs PIN Unblock (server-side) application
      5) Client reads the code to Representative
      6) Representative enters code and client's account number into server-side application
      7) Server-side application looks up SO PIN using Account Number and provides an encoded response code
      8) Client enters response code which Unlocks PIN
      9) Client is prompted for new User PIN
     10) New User PIN is confirmed with Client





--------------------------------------------------------------------------------

Classification: Confidential        Page 4

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------


2.   SMARTCARD ISSUANCE SYSTEM-FUNCTIONAL REQUIREMENTS

     A. IMPORT

        1) System must be capable of importing client data from a common-delimited ASCII file
        2) Client data to include during import for both proto and real certificate:
           a) First Name
           b) Middle Initial
           c) Last Name
           d) Social Security Number
           e) Account Number
           f) Zip Code
           g) Customer Since Date
           h) E-mail Address
           i) Banking Services User ID
           j) Banking Services Password

     B. PINS

           1) System must randomly generate User PIN
           2) System must randomly generate SO PIN
           3) System must provide ability to access User PIN for delivery to client
           4) System must provide ability to access SO PIN for PIN Unblock feature.
           5) Defined as 4 to 8 numeric digits.

     C. SMARTCARD INITIALIZATION

           1) Smartcard must be initialized with random PINs as described above
           2) System must be able to initialize smartcard for use with Netscape Communicator version 4.5 (128-bit encryption version)
           3) System must be able to place a Bank of America branded VeriSign Class 2 Digital ID on the smartcard containing designated client information
           4) System must be able to set Digital ID expiration date to 60 days from issuance
           5) System should be able to initialize a single card or a batch of cards

     D. SMARTCARD PRINTING

           1) Smartcards must be personalized with the following:

              a) Bank of America Logo
              b) Customer Name

--------------------------------------------------------------------------------

Classification: Confidential          Page 5

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

________________________________________________________________________________

               c) Account Number (Embossed)
               d) Customer Since Date
               e) Card Issuance Date

          2)   Card Design

               a) Graphics - The DataCard 280 has the ability to print
                  "graphics" in one color. The Bank of America logo will be printed all in black in the top left hand corner of the card

               b) Embossing - The DataCard 280 will emboss the the following information:
                  Account Number, Customer Since Date (yyyy), Valid From Date (mm/dd/yyyy)

               c) Printing - The DataCard 280 has the ability to print "type" in black. Field name data should be in smallest unembossed readable font. The following data will be printed per the card layout defined below:

                  (1) Account Number
                  (2) VALID FROM date (mm/dd/yyyy)
                  (3) Customer name (All Caps)
                  (4) CUSTOMER SINCE date (yyyy)
                  (5) Card Layout - see below


                  [CARD APPEARS HERE]

E.   EXPORT

          1)   Remote Certificate Replacement Module

               a) System must provide Remote Certificate Replacement Module with access to client information, including:

                  (1) First Name
                  (2) Last Name
                  (3) Unregistered Certificate Data

________________________________________________________________________________

Classification: Confidential        Page 6

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------

          (4) Banking Services User ID
          (5) Banking Services Password
          (6) Additional Fields to be included in Registered Cert will be defined prior to production roll-out.

     (2) Remote PIN Unblock Module

         a) System must provide Remote PIN Unblock Module with access to client information, including:

            (1) First Name
            (2) Last Name
            (3) Account Number
            (4) Social Security Number ????
            (5) SO PIN


3.   CLIENT-SIDE WEB ACCESS SOFTWARE - FUNCTIONAL REQUIREMENTS

     A. SYSTEM MUST INCLUDE THE FOLLOWING COMPONENTS:

        1) Software Installer
        2) Litronic Cryptographic Module for Netscape Communicator version 4.5 (128-bit encryption)
        3) Drivers for smartcard reader
        4) Drivers for smartcard
        5) Bank of America Root Certificate
        6) JCryptos
        7) Client-side PIN Unblock application


     B. SYSTEM REQUIREMENTS:

        1) System must not interfere with other smartcard-based applications on the client's computer
        2) System must provide a method of Internet Access.
        3) System must provide client-side SSL authentication using the digital ID on the smartcard for authentication
        4) System must run in Windows 95, 98, or NT 4.0


     C. INSTALLER REQUIREMENTS

--------------------------------------------------------------------------------

Classification: Confidential        Page 7

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999
________________________________________________________________________________

     1)   General

          a)   Minimal User Interaction
          b)   Installation will install support for Netscape Communicator
          c)   Installation will begin automatically when CD is inserted
          d)   Installation application will be named: SETUP.EXE
          e)   Installation will install:

               (1)  NetSign for Communicator
               (2)  Application for PIN unblock
               (3)  JCryptos for digital ID Replacement
               (4)  Appropriate Reader Drivers
               (5)  Appropriate Smartcard Drivers
               (6)  Bank of America Root (Public Key)

     2) Installation will check if appropriate drivers already exist before installing and alert the user - keep or overwrite.
     3) Installation will check for appropriate hard drive space before continuing.
     4)   Graphics and Style must match Bank of America Online Banking Services.
     5) Product will contain Bank of America License Agreement which will be displayed during the installation.
     6) Installation will include insertion of the Bank of America root certificate into Browser.
     7) Default installation directory: c:\bacert; unless otherwise specified by customer.
     8) The installer will require that the client insert the smartcard and enter the initial Use PIN. The client will then be prompted to enter a new user PIN (twice - for verification.)
     9)   PIN Retries:

          a)   Initial User PIN - 10 retries
          b)   User PIN - 10 retries
          c)   SO PIN - 10 retries

--------------------------------------------------------------------------------

Classification: Confidential        Page 8

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999
________________________________________________________________________________


4.   REMOTE CERTIFICATE REPLACEMENT MODULE - FUNCTIONAL REQUIREMENTS

     A.   SYSTEM REQUIREMENTS

          1) System must be capable of remotely Replacing unregistered (temporary) digital ID on client's smartcard with a registered Digital ID capable of accessing the On-line Banking Service
          2) System must be capable of handling multiple Replacement requests using a queuing method
          3) System must be a Java applet which installs on client's system once client has properly authenticated himself.
          4)   System must push bank-customized HTML to client
          5)   System must get unregistered digital ID from client's smartcard
          6)   System must prompt client for Banking Services User ID and
               Password
          7) Information from unregistered digital ID along with Banking Services User ID and password are used to authenticate client and locate the proper client record in the "Certificate Replacement" database.
          8) System must then get a new digital ID from VeriSign with all appropriate fields filled-in.
          9) System must save the new digital ID onto the smartcard using the following process:

               a)   Save unregistered digital ID to client hard drive
               b)   Delete unregistered digital ID from smartcard
               c)   Store new digital ID on smartcard
               d)   Delete unregistered digital ID from hard drive

          10) System must provide status feedback to the client during the entire process in the form of messages, progress bars, or animated wait cursors
          11) Applet must confirm to server that digital ID was successfully Replaced or failed.


5.   REMOTE UNBLOCK PIN MODULE - FUNCTIONAL REQUIREMENTS

     a. System must be capable of remotely unblocking a blocked User PIN on the client's smartcard
     b. Client must not know (or learn) their SO PIN during the PIN unblock process
     c. Response Code must be based on random number to prevent Client from using same code over again next time they want to unblock their PIN
     d. System must be capable of locating client record in Unblock PIN database using client's account number or first and last name
     e. After three failed code response attempts, the PIN unblock application should terminate.


________________________________________________________________________________

Classification: Confidential        Page 9

                       Smart Card - Digital Certificate
                            Requirements Documents
                                March 10, 1999

--------------------------------------------------------------------------------

6.   COMPUTER SYSTEM REQUIREMENTS

     A.   CLIENT COMPUTER

          1)   Software Requirements

               a)   Netscape Communicator version 4.5 (128-bit Encryption)
               b)   JDK 1.x Patch

          2)   Operating System Requirements
               a)   Windows 95, 98, NT 4.0

          3)   Hardware Requirements
               a)   486 or Pentium system
               b)   1 Available Serial Port
               c)   CD-ROM Drive or Diskette Drive

          4)   Definition of Minimal System (For Testing)
               (Hardware)...
                    a)   486
                    b)   24 MB Ram
                    c)   30MB Available Hard Disk Space
                    d)   1 Available Serial Port
                    e)   3 1/2 Floppy Drive

               (Operating System)... Windows 95
               (Software)...

                    a)   Netscape Communicator version 4.5 (128-bit Encryption)
b)   JDCK 1.x Patch
          5)   Definition of Typical System (For Testing)

                   (a)  (Hardware)...
                         1)   486
                         2)   24 MB Ram
                         3)   30MB Available Hard Disk Space
                         3)   1 Available Serial Port
                         4)   CD-ROM

                    b)   (Operating System)... Windows 98, Win NT 4.0
                    c)   (Software)...
                         1)   Netscape Communicator version 4.5 (128-bit
                              Encryption)
                         2)   JDCK 1.x Patch

--------------------------------------------------------------------------------

Classification: Confidential        Page 10

                       Smart Card - Digital Certificate
                             Requirements Document
                                March 10, 1999

--------------------------------------------------------------------------------

     B.   PROFILE MANAGER COMPUTER

          1)   Operating System Requirements
               a)   Windows NT 4.0

          2)   Hardware Requirements
               a)   Pentium 233 or higher
               b)   128 MB RAM
               c)   4 Available Serial Ports
               d)   CD-ROM Drive
               e)   2 PCMCIA Reader Ports

          3)   Networked to Location of Certificate Replacement Database
          4)   Internet Access to VeriSign On-Site
          5)   VeriSign On-Site (Auto-Admin)

     C.   WEB SERVER COMPUTER

          1)   Software Requirements
               a)   Web Server - NetScape Enterprise 3.51
               b)   Cert Replacement Application

          2)   Operating System Requirements
               a)   Windows NT 4.0

          3)   Hardware Requirements
               a)   Pentium 233 or Higher
               b)   128 MB RAM

          4)   Networked to location of Certificate Replacement Database

     D.   CUSTOMER SERVICE COMPUTER

          1)   Software Requirements
               N/A

          2)   Operating System Requirements
               Windows 95, 98, NT 4.0

          3)   Hardware Requirements
               486 or Pentium system

          4)   Networked to location of PIN Unblock Database

--------------------------------------------------------------------------------

Classification: Confidential        Page 11

                                  SCHEDULE D
                            PRODUCT SPECIFICATIONS


D-1.  PRODUCT DESCRIPTION
      -------------------

      The Software to be delivered hereunder consists of the following:

      (a) Litronic Profile Manager ("Profile Manager"):is Bank Resident Software
                                                          ----------------------
used for the issuance of SmartCards.

        1.  General Parameters.
            ------------------

            (A) Profile Manager is a secure end-to-end solution for the management of SmartCard based systems from initialization (secure generation) to secure backup and recovery of SmartCard-based keys and certificates. Profile Manager operates as a stand-alone or online application and may be used in conjunction with customizable modules to expand and adapt to specific system requirements.

            (B) Profile Manager securely generates custom SmartCards for any user in the system. SmartCard initialization is performed by the security officer, not an end user, for fail-safe installation of the certificate on the SmartCard. Security Officers can control security by generating and backing-up keys and certificates in a secure environment. Profile Manager supports international standards including but not limited to SSL, S/MIME, PKS #11, PC/SC, and CDSA, and enables the generation of X.509v3 certificates, public/private keypairs, symmetric keys and user profile information.

            (C) Profile Manager provides integration with a secure database.
                SmartCard-based information is encrypted with the security officer's 168-bit Triple DES key PIN-protected SmartCard and optionally stored in a secure database. The security officer can access information from an existing user and issue a duplicate card if the card is lost or blocked.

            (D) Profile Manager integrates with existing employee and customer databases so that the security administrator is not required to re-key user data for card initialization.

            (E) Profile Manager may be used to modify privileges or access keys by adding and deleting items from an existing user card. Keys may be modified after the initial generation of the card and any changes to a card creates a new backup entry in the database.

            (F) Profile Manager integrates with Litronic's NetSign(TM), NetSign
                PRO(TM) and other Litronic SmartCard-enabled products to provide a complete solution for all enterprise security needs including, but not limited to, secure web access, digitally signed and encrypted email, desktop file encryption and remote network access.

        2.  Modules.
            -------

            (A) Description of Litronic Key Generation Module: The Litronic Key
                Generation Module supplies all of the key generation tasks of the Profile Manager. The system may be configured to produce different types of keys. The Profile Manager generates 1024-bit RSA public/private key pairs for digital signing and authentication and 168-bit triple DESA keys for encryption and decryption. The system may also be configured to support RSA keys of different lengths, triple DES keys of different lengths and other types of keys such as DSA keys. This module interfaces with a Luna Card.

            (B) Litronic Administrator Authentication Module: The security officer is authenticated into a Profile Manager through the Administrator Authentication Module. The security officer inserts an administrator SmartCard into an administrator SmartCard Reader. The administrator card contains the optional signing certificate (if the system is not using an external certificate authority) and a 168-bit Triple DES key that is used to encrypt/decrypt all the vital information (keys, certificates, Unblock PINS, etc.). Access to the system requires an administrator card. The encryption is accomplished solely on a SmartCard. The administrator's Triple DES key is never exposed to the host computer system. This eliminates the threat of the system being compromised by a Trojan Horse, a program designed to anonymously "sniff" information resident in a host computer.

            (C) Litronic SmartCard Issuance Module: The Litronic SmartCard
                Issuance Module provides the means for initializing SmartCards that are generated by the system. This module performs the card initialization in either single or bulk mode. It supports output devices such as the SmartCard Reader and Datacard.

            (D) Litronic Certificate Module: The Litronic Certificate Module
                provides the certificates for the key pairs generated by Profile Manager. The system default creates its own root key certificate for signing all of the Leaf Certificates. A Leaf Certificate is a certificate at the bottom of a certificate chain used for authentication and identification and is not enabled to sign new certificates. The Profile Manager can be incorporated with external Certificate Authorities to provide a more complete certificate management system to compliment the SmartCard management system.

            (E) Litronic Custom Data Object Module: The Litronic Custom Data
                Object Module allows additional information to be stored onto the SmartCard. Customized applications can pull the custom data object module for the card for its own purpose. The Profile Manager currently deploys two different custom data object modules: NetSign PRO(TM)'s Point'n Crypt Blowfish key and NetSign PRO(TM)'s User Profile information for Secure Start and Secure Dial features. Customized data objects can easily be integrated to support any number of SmartCard aware applications. Customized SmartCard aware applications may be written into a programming language of choice. Languages, including but not limited to, C,

                C++, Java(TM), ActiveX, Delphi, and Visual Basic are supported. The Profile Manager has the ability to initialize data on the deployed SmartCard that is specific to a custom application. An In-house application which requires the security and portability of a SmartCard can be written using the SDK and Profile Manager can initialize SmartCards with the data values for the application. Users can immediately use a Profile Manager issued SmartCard with the custom application in addition to all the features available in NetSign and NetSign PRO(TM).

            (F) Litronic Data I/O Module: The Litronic Data I/O Module provides the means for sending and retrieving data for the use of issuing and backing up SmartCards. The Profile Manager can support many different methods for data access: 1. ODBC (3) - Profile manager can send and retrieve data to/from an SQL database via an ODBC connection. 2. Flat File - User information from a flat file can be imported into the Data I/O Module. The Profile Manager keeps a log of events for every transaction performed within the system. When a card is crated, restored, returned, unblocked, etc., that event is logged and time dumped. The log file entries are stored in the same SQL database that the system uses to store user information and backup entries.

            (G) Litronic Online/Update Module: The Litronic Online/Update Module
                is an external to the normal Profile Manager executable yet it still accesses the Profile Manager database(s). The database may be divided into three sections (administrator card protected, password protected and clear) and the Online/Update Module must have the proper privileges to interact with the database sections in which it is interested. It can handle tasks that require database interaction but are not necessarily associated with SmartCard issuance/recovery. The normal Profile Manager executable should be used for most SmartCard issuance/recovery functions. Online/Update can handle such things as certificate inquiries, Online remote PIN unblocking, Online remote certificate replacement, etc. Any functionality may be incorporated as long as the module has the necessary permissions to the database.

            (H) Litronic Unblock PIN Service Module: The Litronic Unblock PIN
                Service Module allows for PIN-blocked user cards to have their PIN unblocked remotely without requiring the user to physically bring the SmartCard to the Profile Manager station. The service involves an application run by a technical support representative and a Java(TM) applet run by the end user's browser. The technical support application queries the Profile Manager database, presents the necessary password to access the Unblock PIN for the specific card, and "blinds" this PIN using an algorithm known by both the tech support application and the Java(TM) applet. The Tech support representative can then read the blinded PIN over the telephone and the user types it into the applet. The applet un-blinds the PIN and unblocks the card so that the user is free to choose a new PIN. The tech support representative could optionally be taken out of the loop in this process; however, that would imply that the end user's browser has some physical connection to the Profile Manager database which may violate the security model.

            (I) Litronic Certificate Service Module: The Litronic Certificate
                Service Module allows for certificates to be replaced remotely by using a Java(TM) applet and a corresponding Java(TM) server which has access to the Profile Manager database. In the system, the original private key on the issued SmartCard is retained so that a new keypair does not need to be generated in an insecure environment. Only the certificate itself is replaced, and the new certificate is then noted in the database.

     (b) NetSign PRO(TM) consists of CryptOS and JCryptOS described below:
NetSign PRO is Remote Client Software, browser enabling Software that is
               ----------------------
supplied to users for the purpose of providing secure access to Bank protected web pages.

     . Litronic CryptOS API: Litronic CryptOS API ("CryptOS") is an object-oriented, PKCS#11 interface to cryptographic tokens. CryptOS enables SmartCards and other cryptographic tokens in web browsers including Netscape Communicator and Microsoft Internet Explorer for SSL, S/MIME and other security protocols. It enables tokens and reader/writers from any vendor in a drop-in fashion.

     . Litronic JcryptOS API: Litronic JCryptOS API ("JCryptOS") allow Java applets access to SmartCards which is enabled in a web browser by CryptOS. Applets may be stored on a web server for download to a workstation in order to communicate with a smartcard and back to the hosting server.

     . NetSign for Communicator: NetScape Browser X.509 Certificate enabler provides enabling technology to access X.509 Certificates stored on various media, including SmartCards, for two factor authentication. NetSign enables authenticated www pages access with SSL and support for VeriSign X.509 Certificates.

     . Drivers for Litronic 210 Reader: This driver provides the RS-232 interface between the Litronic 210 Reader and the CryptOS application running browser to allow the browser application access to the SmartCard.

     . Drivers for Litronic 410 Reader: This driver provides the PCMCIA interface between the Litronic 410 PCMCIA Reader and the CryptOS application running the browser to allow the browser application access to the SmartCard.

     . Drivers for Schlumberger Cryptoflex SmartCard: ISO 7816 Compliant SmartCard with 4K EEPROM for certificate and object storage.

     (c) The Litronic-VeriSign Interface is Bank Resident Software which allows
                                            ----------------------
     the Bank's webserver (a) to send to VeriSign's certificate authority the PKCS-10 Certificate signing request and (b) for Bank to receive a PKCS 7 Certificate from VeriSign's certificate authority. This interface is depicted in the SmartCard Issuance Diagram attached hereto as Exhibit 1 and incorporated by this reference. Also attached in Exhibit 1 is an overview of the proof of concept system dated August 26, 1998.

D-2. EQUIPMENT DESCRIPTION
     ---------------------

     The Litronic 210 Reader is a tabletop terminal that when connected to a personal computer reads information imbedded in a chipscard and sends this information to a server.


D-3. PROGRAM MATERIALS
     -----------------

     The Program Materials include the following:

            Profile Manager
                Profile Manager User's White Paper
                Profile Manager White Paper
            CryptOS API
                NetSign(TM) User's Guide
                PKCS#11 Specifications
                PC/SC Specification
            JcryptOS API
                JcryptOS API Documentation

            The Program Materials for the Equipment includes the following:

                For the Litronic Readers:
                        Litronic Reader/Writer Specifications

D-4. PLATFORM
     --------

     The Platform for the Software and Hardware consists of the following:

            For the issuance platform:
                Operating System:  Windows NT 4.0 or higher

            For the non-issuance workstations:
                Operating System:  Windows NT 4.0 or higher or
                                   Windows 95 or higher

            For all platforms:
                Computer:          PC Workstation

            Other Required
            Components:            Schlumberger 4K Cryptoflex SmartCard
                                   Datacard 280
                                   SmartCard Readers (support read/write
                                   capability to ISO 7816 ICC)
                                   Luna Card (Datacard IC-III)

            For the Litronic Online/Update Module:

                            Computer:    WEB Server

                                   EXHIBIT 1
                                      TO
                                  SCHEDULE D



                          LITRONIC/VERISIGN INTERFACE

                      OVERVIEW OF PROOF OF CONCEPT SYSTEM

LITRONIC/VERISIGN INTERFACE

SMARTCARD ISSUANCE

The following example illustrates the process that is undertaken when issuing a user smartcard.

                            [DIAGRAM APPEARS HERE]

FIGURE 1

1. The Administrator selects a user from the Data I/O Module and retrieves the user information.
2. The fields that will be used to construct the distinguished name for the certificate are extracted from the user information and sent to the certificate module.
3. An RSA public/private key pair is generated for the user (from the Key Generation Module) and sent to the certificate module and the ProFile Manager.
4. The certificate information and the public key are encoded and placed in a PKCS-10 Certificate Signing Request, which is then signed and encrypted. It is sent to the Certificate Authority URL.
5.   A signed and encrypted certificate is sent back to the certificate module.
6. When the certificate module receives the encrypted certificate, it is decrypted and sent to the ProFile Manager
7. The certificate, public/private keypair, and any optional custom data are sent to the administrator authentication module to be encrypted with the Administrator's 168-bit triple DES key.
8.   The encrypted data is sent to the Data I/O module for storage.
9. The non-encrypted data is sent to the smartcard issuance module to be printed onto the smartcard.

                            EXHIBIT 1 to Schedule D

                                                      VeriSign Digital ID Center
OVERVIEW OF PROOF OF CONCEPT SYSTEM
-----------------------------------
     August 26, 1998 3:31 P.M.


                           [FLOW CHART APPEARS HERE]